Exhibit 23.7
October 7, 2010
Fox Partners VIII, as
General Partner of Fox Strategic Income Partners
55 Beattie Place, PO Box 1089
Greenville, South Carolina 29602
Re: Appraisal of The Views at Vinings Mountain (Atlanta, Georgia), dated June 1, 2010
Ladies and Gentlemen:
     We hereby consent to the filing with the Securities and Exchange Commission (the “SEC”) of our appraisal report, in its entirety, referenced above (the “Appraisal Report”) with the Registration Statement on Form S-4 (the “Registration Statement”) filed by AIMCO-Properties, L.P. and its affiliates (“Aimco”) and the Transaction Statement on Schedule 13E-3 filed by Aimco. We also consent to (i) the distribution of copies of the Appraisal Report, in its entirety, to the limited partners of Fox Strategic Income Partners (“Fox”) upon their request in connection with the merger of a subsidiary of Aimco with and into Fox, with Fox as the surviving entity, as described in the Registration Statement (the “Merger”), and (ii) the reference to our firm and the description of the Appraisal Report in the Registration Statement, including any amendments or supplements thereto, that may be filed with the SEC. We further acknowledge that the Appraisal Report, in its entirety, will be generally available to the public through the filings with the SEC.
     The consent granted hereby is given with the understanding that Aimco agrees to indemnify, defend and hold harmless the undersigned and its affiliates including, without limitation, KTR Real Estate Advisors LLC and its owners, directors, officers and employees (collectively, “KTR”), from and against all damages, expenses, claims and costs (each, a “Loss”), including reasonable attorneys’ fees, incurred in investigating or defending any claim arising from or in connection with the use of, or reliance upon, the Appraisal Report by any person or entity, other than Aimco, in connection with the Merger; provided, however, that Aimco shall not be liable in respect of any Loss resulting from the willful misconduct, gross negligence or bad faith of KTR or from a material factual error in the Appraisal Report or summary descriptions thereof which have been previously approved by KTR for inclusion in the Registration Statement.

KTR REAL ESTATE ADVISORS LLC

By:	/s/ Thomas J. Tener
Name:	Thomas J. Tener
Title:	Managing Member
575 Lexington Avenue, New York, NY 10022
Tel 212.909.9400 • Fax 212.935.5935